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                                                                   Exhibit 10.01

                          ONESOURCE HOLDING CORPORATION
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                       1993 STOCK PURCHASE AND OPTION PLAN
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         1. PURPOSE OF PLAN. THIS 1993 STOCK PURCHASE AND OPTION PLAN (THE
"PLAN") OF OneSource Holding Corporation (the "Company") is designed to provide incentives to such present and future employees, directors, consultants or advisers of the Company or its subsidiaries ("Participants"), as may be selected in the sole discretion of the Company's board of directors, through the grant of Options by the Company to Participants or through the sale of Common Stock to Participants.

         2. DEFINITIONS. Certain terms used in this Plan have the meanings set forth below:

                  "Board" means the Company's board of directors.

                  "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  "Class P Common" means the Company's Class P Common Stock, par value $.01 per share.

                  "Common" means the Company's Common Stock, par value $.01 per share.

                  "Common Stock" means the Class P Common and the Common.

         "Fair market value" of a share of Common Stock means (a) the mean between the highest and lowest reported sale prices of a share of Common Stock on the New York Stock Exchange--Composite Transactions Table (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on any domestic stock exchange, the mean between the closing high bid and low asked prices of a share of Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or (c) if the Common Stock is listed on a domestic stock exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous date on which so reported; or (d) if none of the foregoing clauses apply, the fair value of the share of Common Stock as determined in good faith by the Board.

         "Option" means any option enabling the holder thereof to purchase any class of Common Stock from the Company granted by the Board pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422

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                         ONESOURCE HOLDING CORPORATION
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of the Code.("Incentive Stock Options") or in such other form, consistent with this Plan, as the Board may determine.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in the chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. GRANT OF OPTIONS. The Board shall have the right and power to grant to any Participant Options at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Board.

         4. SALE OF COMMON STOCK. The Board shall have the power and authority to sell to any participant any class or classes of Common Stock at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Common Stock sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Board.

         5. ADMINISTRATION BY THE PLAN. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including but not limited to the full power an authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan, and the rules and procedures established by the Board governing any such Options and (ii) to determine the rights of any person under this Plan, or the meaning, of requirements imposed by the terms of this Plan or any rule or procedure established by the Board. Each action of the Board which shall be binding, on all persons.

         6. LIMITATION ON THE AGGREGATE NUMBER OF SHARE. The number of shares of Common Stock issued under this Plan (including the number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise payment thereof), shall not exceed, in the aggregate, 20,000 shares of Class P Common and 2,100,000 shares of Common (as such numbers are equitably adjusted pursuant to paragraph 10 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be a available under this Plan. Similarly, if any shares of Common Stock issued hereunder upon exercise of Options are repurchased hereunder, such shares shall again be available under this Plan for reissuance as Options. Shares of Common Stock to be issued upon exercise of the Options or shares of Common Stock to be sold directly hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Board shall determine.

         7. INCENTIVE STOCK OPTIONS. All Incentive Stock Options (i) shall have an exercise price per share of Common Stock of no less than 100% of the fair market value of such share on

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                          ONESOURCE HOLDING CORPORATION
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the date of grant. (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the law of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative), (iv) shall only be granted to employees of the Company or its Subsidiaries and (v) shall be exercisable only during the Participant's employment by the Company or a Subsidiary, PROVIDED, HOWEVER, that the Board may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock may be exercised for a period ending upon either (x) the termination of this Plan in the event of a Participant's death while an employee of the Company or a subsidiary, or (y) the date which is three months after termination of the Participant's employment for any other reason; and PROVIDED, FURTHER, that if an Incentive Stock Option is granted to a person who owns or is treated under
Section 424(d) of the Code as owning, on the date of grant, stock possessing more that ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or Subsidiary of the Company in existence on such date of grant), (A) the price at which each share of Common Stock may be purchased upon exercise of such Incentive Stock Option may not be less than 110% of the fair market value of such share on the date of grant, and (B) the Incentive Stock Option, by its terms, may not be exercised more than five years after the date of grant. The Board's discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply to the extent that (i) the Participant was entitled to exercise such option on the date of termination, and (ii) such option would not have expired had the Participant continued to be employed by the Company or a Subsidiary.

         8. LISTING REGISTRATION AND COMPLIANCE WITH LAWS AND REGULATIONS. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the grating of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a "Required Listing,") shall have been effected or obtained, and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option which, in the Board's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days' written notice to the holders thereof.

         9. CASH PAYMENTS UPON EXERCISE. Options which are not Incentive Stock Options may, in the Board's discretion, provide that the holder thereof, as soon as practicable after the

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                          ONESOURCE HOLDING CORPORATION
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exercise of the Options will receive, in lieu of any issuance of Common Stock, a cash payment in such amount as the Board may determine, but not more than the excess of the fair market value of a share of Common Stock (on the date the holder recognizes taxable income) or the Options exercise price multiplied by the number of shares as to which the Option is exercised.

        10. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Board shall make appropriate change in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

        11. CONSOLIDATIONS OF MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Option the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price, thereof.

        12. TAXES. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

        13. TERMINATION OF AMENDMENT. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that they may not, without further approval by the Company's stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to paragraph 10 above or
(b) extend the term of this Plan; provided that, subject to paragraph 8 hereof, the Board may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after September 30, 2003.

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